Exhibit (g)(ii)

AMENDMENT NO. 2

GLOBAL CUSTODY AGREEMENT

Amendment No. 2, dated as of May 1, 2006 (“Amendment No. 2”), to the Global Custody Agreement dated as of December 31, 2001 (“Agreement”), as amended, by and between AXA Premier VIP Trust and The JPMorgan Chase Bank.

The parties hereto agree that Schedule C thereto is replaced in its entirety by Schedule C attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

AXA PREMIER VIP TRUST		JPMORGAN CHASE BANK

By:	/s/ Steven M. Joenk	By:	/s/ Paul Larkin
Name:	Steven M. Joenk	Name:	Paul Larkin
Title:	President and Chief Executive Officer	Title:	Vice President

AMENDMENT NO. 2

SCHEDULE C

GLOBAL CUSTODY AGREEMENT

PORTFOLIOS OF THE TRUST

AXA Premier VIP Large Cap Growth Portfolio

AXA Premier VIP Large Cap Core Equity Portfolio

AXA Premier VIP Large Cap Value Portfolio

AXA Premier VIP Mid Cap Growth Portfolio

AXA Premier VIP Mid Cap Value Portfolio

AXA Premier VIP International Equity Portfolio

AXA Premier VIP Technology Portfolio

AXA Premier VIP Health Care Portfolio

AXA Premier VIP Core Bond Portfolio

AXA Premier VIP Aggressive Equity Portfolio

AXA Premier VIP High Yield Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative–Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate–Plus Allocation Portfolio

AXA Aggressive Allocation Portfolio

AXA Target Allocation 2015 Portfolio

AXA Target Allocation 2025 Portfolio

AXA Target Allocation 2035 Portfolio

AXA Target Allocation 2045 Portfolio